UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange act of 1934

Date of Report (Date of earliest event reported)	July 13, 2005

OSTEOTECH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19278	13-3357370

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 James Way, Eatontown, New Jersey	07724

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 542-2800

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 13, 2005, the Audit Committee of the Registrant’s Board of Directors engaged BDO Seidman, LLP (“BDO Seidman”) as the Registrant’s new independent registered public accounting firm replacing PricewaterhouseCoopers LLP who had previously informed the Registrant that after completing a review of the Registrant’s first quarter 2005 Report on From 10-Q, it no longer would be the Registrant’s independent registered public accounting firm. BDO Seidman will audit the Registrant’s financial statements as of and for the year ending December 31, 2005 as well as review the interim reports for the second and third quarters of 2005. Accordingly, BDO Seidman has commenced providing audit services to the Registrant.

During the Registrant’s two most recent fiscal years, and through the date of this report, the Registrant has not consulted with BDO Seidman, either verbally or in writing, regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements nor has it consulted with BDO Seidman regarding any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2005

OSTEOTECH, INC.
———————————————–
                      (Registrant)

By  /s/ MICHAEL J. JEFFRIES
       ——————————————
       Michael J. Jeffries
       Executive Vice President,
       Chief Financial Officer
       (Principal Financial Officer
and Principal Accounting Officer)